                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report:  August 5, 1996
                Date of Earliest Event Reported:  July 31, 1996



                           TCI COMMUNICATIONS, INC.
          -----------------------------------------------------------
            (Exact name of Registrant as specified in its charters)


                               State of Delaware
                     --------------------------------------
                 (State or other jurisdiction of incorporation)


        0-5550                                             84-0588868
- ------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


              5619 DTC Parkway
            Englewood, Colorado                                 80111
- ----------------------------------------             ---------------------------
(Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code:  (303) 267-5500

Item 2.  Acquisition or Disposition of Assets.

         On July 31, 1996, pursuant to certain agreements entered into among TCI Communications, Inc. ("TCIC" or the "Company"), Tele-Communications, Inc. ("TCI"), Viacom International Inc. and Viacom, Inc. ("Viacom"), TCIC acquired all of the common stock of a subsidiary of Viacom ("VII Cable") which, at the time of such acquisition, owned Viacom's cable systems and related assets (the "VII Cable Acquisition").

         The transaction was structured as a tax-free reorganization in which VII Cable transferred all of its non-cable assets, as well as all of its liabilities other than current liabilities, to a new subsidiary of Viacom ("New Viacom Sub"). VII Cable also transferred to New Viacom Sub the proceeds (the "Loan Proceeds") of a $1.7 billion loan facility (the "Loan Facility") arranged by TCIC, TCI and VII Cable. Following these transfers, VII Cable retained cable assets with a value at closing of approximately $2.326 billion and the obligation to repay the Loan Proceeds borrowed under the Loan Facility. Neither Viacom nor New Viacom Sub has any obligation with respect to repayment of the Loan Proceeds.

         Prior to the consummation of the VII Cable Acquisition, Viacom offered to the holders of shares of Viacom Class A Common Stock and Viacom Class B Common Stock (collectively, "Viacom Common Stock") the opportunity to exchange (the "Exchange Offer") a portion of their shares of Viacom Common Stock for shares of Class A Common Stock, par value $100 per share, of VII Cable ("VII Cable Class A Stock"). Immediately following the completion of the Exchange Offer, TCIC acquired from VII Cable shares of VII Cable Class B Common Stock (the "Share Issuance") in exchange for $350 million (which was used to reduce VII Cable's obligations under the Loan Facility). At the time of the Share Issuance, the VII Cable Class A Stock received by Viacom stockholders pursuant to the Exchange Offer automatically converted into 5% Class A Senior Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") of VII Cable with a stated value of $100 per share (the "Stated Value"). The terms of the Exchangeable Preferred Stock, including its dividend, redemption and exchange features, were designed to cause the Exchangeable Preferred Stock, in the opinion of two investment banks, to initially trade at the Stated Value. The Exchangeable Preferred Stock is exchangeable, at the option of the holder commencing after the fifth anniversary of the date of issuance, for shares of Series A TCI Group common stock ("Parent Common Stock") at an initial exchange rate of 4.81 shares of Parent Common Stock for each share of Exchangeable Preferred Stock exchanged. The Exchangeable Preferred Stock is subject to redemption, at the option of VII Cable, after the fifth anniversary of the date of issuance, initially at a redemption price of $102.50 per share and thereafter at prices declining ratably annually to $100 per share on and after the eighth anniversary of the date of issuance, plus accrued and unpaid dividends to the date of redemption. The Exchangeable Preferred Stock is also subject to mandatory redemption on the tenth anniversary of the date of issuance at a price equal to the Stated Value per share plus accrued and unpaid dividends. Amounts payable by VII Cable in satisfaction of its optional or mandatory redemption obligations with respect to the Exchangeable Preferred Stock may be made in cash or, at the election of VII Cable, in shares of Parent Common Stock, or any combination of the foregoing.

         Historical financial statements of VII Cable for the three months ended March 31, 1996 and the year ended December 31, 1995 were previously filed under Item 7 of the Company's Current Report on Form 8-K dated June 19, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

                 None.

(b)      Pro Forma Financial Information

                 Condensed Pro Forma Combined Balance Sheet,
                    March 31, 1996 (unaudited)
                 Condensed Pro Forma Combined Statement of Operations,
                    Three months ended March 31, 1996 (unaudited)
                 Condensed Pro Forma Combined Statement of Operations,
                    Year ended December 31, 1995 (unaudited)
                 Notes to Condensed Pro Forma Combined Financial Statements,
                    March 31, 1996 (unaudited)

(c)      Exhibits

         (2)     Parents Agreement, dated as of July 24, 1995, among Viacom,
                    Inc., Tele-Communications, Inc. and TCI Communications,
                    Inc.
                 Subscription Agreement, dated as of July 24, 1995, among
                    Viacom International, Inc., Tele- Communications, Inc. and TCI Communications, Inc.
                 Implementation Agreement, dated as of July 24, 1995, between
                    Viacom International, Inc. and Viacom International Services, Inc.
                          Incorporated herein by reference to the Registrant's
                              Current Report on Form 8-K dated July 26, 1995.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    August 5, 1996



                                        TCI COMMUNICATIONS, INC.
                                        (Registrant)



                                        By:/s/ Stephen M. Brett
                                           -------------------------------------
                                           Stephen M. Brett
                                             Senior Vice President

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

               Condensed Pro Forma Combined Financial Statements

                                 March 31, 1996
                                  (unaudited)


         The following unaudited condensed pro forma combined balance sheet of TCIC, dated as of March 31, 1996, assumes that the VII Cable Acquisition (see note 1) and the proposed distribution (the "Distribution") by TCI to the holders of shares of the TCI Group common stock of all of the issued and outstanding common stock of TCI Satellite Entertainment, Inc. ("Satellite") (see note 2) had occurred as of such date.

         Additionally, the following unaudited condensed pro forma combined statements of operations of TCIC for the three months ended March 31, 1996 and the year ended December 31, 1995 assume that the VII Cable Acquisition and the Distribution had occurred as of January 1, 1995.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the VII Cable Acquisition and the Distribution had occurred as of January 1, 1995. These condensed pro forma combined financial statements of TCIC should be read in conjunction with the historical financial statements and the related notes thereto of TCIC.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)


                                                                             March 31, 1996
                                              -------------------------------------------------------------------------------
                                                                                Pro forma
                                                 TCIC         VII Cable        Adjustments         Satellite            TCIC
                                              Historical    Historical(1)          (1)          Distribution (2)     Pro forma
                                              ----------    -------------      -----------      ----------------     ---------
                                                                             amounts in millions
Assets
- ------

Cash and receivables                          $      310               18            1,700  (3)              (20)          308
                                                                                    (1,700) (4)

Note receivable from Satellite                        --               --               --                   642           642

Investment in affiliates
   and related receivables                         1,099               --               --                   (21)        1,078

Property and equipment, net of
   accumulated depreciation                        7,324              422               (3) (4)             (982)        6,761

Franchise costs and other assets,
   net of amortization                            12,713              625              (45) (4)               --        14,717
                                                                                     1,424  (5)
                                              ----------            -----           ------                ------        ------

                                              $   21,446            1,065            1,376                  (381)       23,506
                                              ==========            =====           ======                ======        ======

Liabilities and Stockholder's Equity
- ------------------------------------

Payables and accruals                         $    1,469               80              (26) (4)             (463)        1,060

Debt                                              12,298               57              (57) (4)               --        13,998
                                                                                     1,700  (3)

Deferred income taxes                              4,490               62               --                   (10)        4,542

Other liabilities                                     61               11              (12) (4)               --            60
                                              ----------            -----           ------                ------        ------

      Total liabilities                           18,318              210            1,605                  (473)       19,660
                                              ----------            -----           ------                ------        ------

Minority interests                                   205               --              626  (6)               --           831

Redeemable preferred stock                           232               --               --                    --           232

Company-obligated mandatorily
   redeemable preferred securities
   of subsidiary trust holding solely
   subordinated debt securities of
   the Company                                       508               --               --                    --           508

Common stockholder's equity:
   Viacom equity investment                           --              855             (855) (7)               --            --
   Class A common stock                                1               --               --                    --             1
   Class B common stock                               --               --               --                    --            --
   Additional paid-in capital                      3,670               --               --                    92         3,762
   Unrealized holding gains for
      available-for-sale securities                    4               --               --                    --             4
   Accumulated deficit                              (415)              --               --                    --          (415)
   Investment in TCI                              (1,143)              --               --                    --        (1,143)
   Due to TCI                                         66               --               --                    --            66
                                              ----------            -----           ------                ------        ------
                                                   2,183              855             (855)                   92         2,275
                                              ----------            -----           ------                ------        ------

                                              $   21,446            1,065            1,376                  (381)       23,506
                                              ==========            =====           ======                ======        ======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                     Three months ended March 31, 1996
                                          ------------------------------------------------------------------------------------

                                             TCIC          VII Cable           Pro forma           Satellite           TCIC
                                          Historical    Historical (1)      Adjustments (1)     Distribution (2)     Pro forma
                                          ----------    --------------      ---------------     ----------------     ---------
                                                                          amounts in millions
                                             >                        >
Revenue                                   $    1,402               116                   --                  (96)        1,422

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                          (896)              (76)                  --                   91          (881)

Depreciation and amortization                   (332)              (22)                  (9) (8)              25          (338)
                                          ----------           -------              -------              -------       -------

      Operating income                           174                18                   (9)                  20           203

Interest expense                                (246)              (12)                 (19) (9)              --          (277)

Interest and dividend income                       7                --                   --                   --             7

Share of losses of
   affiliates, net                                (7)               --                   --                   --            (7)

Other income, net                                  3                 2                   (8) (10)             --            (3)
                                          ----------           -------              -------              -------       -------

      Earnings (loss) before
         income taxes                            (69)                8                  (36)                  20           (77)

Income tax benefit (expense)                      24                (5)                   8  (11)             (6)           21
                                          ----------           -------              -------              -------       -------

      Net earnings (loss)                        (45)                3                  (28)                  14           (56)

Preferred stock dividend
   requirements                                   (2)               --                   --                   --            (2)
                                          ----------           -------              -------              -------       -------

      Net earnings (loss)
         attributable to common
         stockholder                      $      (47)                3                  (28)                  14           (58)
                                          ==========           =======              =======              =======       =======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                                        Year ended December 31, 1995
                                          ------------------------------------------------------------------------------------

                                             TCIC          VII Cable           Pro forma           Satellite            TCIC
                                          Historical    Historical (1)      Adjustments (1)     Distribution (2)     Pro forma
                                          ----------    --------------      ---------------     ----------------     ---------
                                                                          amounts in millions
Revenue                                   $    5,118               442                   (2) (4)            (211)        5,347

Operating, selling, general and
   administrative expenses and
   compensation relating to stock
   appreciation rights                        (3,092)             (279)                  --                  214        (3,157)

Depreciation and amortization                 (1,223)              (82)                 (36) (8)              57        (1,284)
                                          ----------          --------             --------             --------      --------

      Operating income                           803                81                  (38)                  60           906

Interest expense                                (962)              (48)                 (84) (9)              --        (1,094)

Interest and dividend income                      34                --                   --                   --            34

Share of losses of other
   affiliates, net                               (43)               --                   --                    9           (34)

Other  income (expense), net                      (1)               34                  (27) (4)              --
                                                                                        (31) (10)                          (25)
                                          ----------          --------             --------             --------      --------

      Earnings (loss) before
         income taxes                           (169)               67                 (180)                  69          (213)

Income tax benefit (expense)                      49               (33)                  45  (11)            (22)           39
                                          ----------          --------             --------             --------      --------

      Net earnings (loss)                 $     (120)               34                 (135)                  47          (174)
                                          ==========          ========             ========             ========      ========



See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements





                                 March 31, 1996
                                  (unaudited)


(1) On July 31, 1996, pursuant to certain agreements entered into among TCIC, TCI, Viacom International Inc. and Viacom, TCIC acquired all of the common stock of VII Cable which, at the time of such acquisition, owned Viacom's cable systems and related assets.

         The transaction was structured as a tax-free reorganization in which VII Cable transferred all of its non-cable assets, as well as all of its liabilities other than current liabilities, to New Viacom Sub. VII Cable also transferred to New Viacom Sub the Loan Proceeds of the Loan Facility arranged by TCIC, TCI and VII Cable. Following these transfers, VII Cable retained cable assets with a value at closing of approximately $2.326 billion and the obligation to repay the Loan Proceeds borrowed under the Loan Facility. Neither Viacom nor New Viacom Sub has any obligation with respect to repayment of the Loan Proceeds.

         Prior to the consummation of the VII Cable Acquisition, Viacom offered to the holders of shares of Viacom Common Stock the opportunity to exchange a portion of their shares of Viacom Common Stock for shares of VII Cable Class A Stock. Immediately following the completion of the Exchange Offer, TCIC acquired from VII Cable shares of VII Cable Class B Common Stock in exchange for $350 million (which was used to reduce VII Cable's obligations under the Loan Facility). At the time of the Share Issuance, the VII Cable Class A Stock received by Viacom stockholders pursuant to the Exchange Offer automatically converted into the Exchangeable Preferred Stock of VII Cable with a stated value of $100 per share. The terms of the Exchangeable Preferred Stock, including its dividend, redemption and exchange features, were designed to cause the Exchangeable Preferred Stock, in the opinion of two investment banks, to initially trade at the Stated Value.

         The cost to acquire VII Cable was approximately $2.326 billion, consisting of the Loan Proceeds and the $626 million aggregate par value of the VII Cable Exchangeable Preferred Stock. The accompanying unaudited pro forma condensed combined statements of operations do not reflect potential cost savings attributable to (i) economics of scale which may be realized in connection with purchases of programming and equipment or (ii) consolidation of certain operating and administrative functions including the elimination of duplicative facilities and personnel.

(2) On June 19, 1996, TCI announced the Distribution by TCI to the holders of shares of the TCI Group common stock of all of the issued and outstanding common stock of Satellite. At the time of the Distribution, Satellite will be a Delaware corporation and a direct wholly owned subsidiary of TCI. The Distribution will be effected as a tax-free dividend to, and will not involve the payment of any consideration by, the holders of TCI Group common stock. Prior to the Distribution, TCI will cause to be transferred to Satellite, or one or more of Satellite's subsidiaries, certain assets and businesses (and the related liabilities) of the TCI Group constituting all of TCI's interests in the business of distributing multichannel programming services in the United States direct to the home via medium power or high power broadcast satellite, including the rental and sale of customer premises equipment relating thereto.


                                                                     (continued)

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements



         In connection with the Distribution, it is anticipated that the intercompany balance owed by Satellite to TCIC will be converted into a note payable to TCIC the terms of which have not yet been determined. The accompanying pro forma financial statements reflect the assumed conversion of such intercompany balance as well as the elimination of the estimated assets, liabilities, revenue and expenses of Satellite. The intercompany balance is based upon historical amounts. However, it is expected that TCIC will continue to make capital expenditures on behalf of Satellite and, as such, the intercompany balance can be expected to increase through the date of the Distribution. The Satellite financial information is subject to adjustment upon the finalization of the historical financial statements of Satellite.

(3) Reflects the borrowing of the Loan Proceeds ($1.7 billion) under the Loan Facility. Scheduled maturities of the Loan through December 31, 2000 are assumed to be $300 million (1996), none (1997), $30 million
         (1998), $110 million (1999) and $135 million (2000).

(4) Reflects the conveyance to New Viacom Sub of the Loan Proceeds, existing bank debt of $57 million and certain other nonmaterial assets, liabilities and related results of operations of VII Cable, including for the year ended December 31, 1995, a pre-tax gain of $27 million from the sale of marketable securities and a provision for income taxes of $11 million.

(5) The cost to acquire VII Cable will be allocated to the assets and liabilities acquired according to their respective fair values, with any excess being treated as franchise costs. The valuations and other studies which will provide the basis for the allocation of the cost to acquire VII Cable have not yet been performed and, consequently, the purchase accounting adjustments made in connection with the development of the unaudited condensed pro forma combined financial statements are preliminary. The entire purchase price in excess of the book value of VII Cable's assets and liabilities has been attributed to franchise costs. The approximately $1.4 billion pro forma excess of unallocated acquisition costs as of March 31, 1996 is being amortized over 40 years at a rate of $36 million per year. To the extent that the excess purchase price over book value is allocated to property and equipment or other assets, including identifiable intangibles with lives of less than 40 years, depreciation and amortization will increase and, on an after-tax basis, net loss will increase. Although the Company cannot estimate the potential increase in depreciation nor amortization, it may be significant. The Company estimates the average useful life of property and equipment to be approximately 12.5 years. In addition, the Company does not believe that there are substantial intangible assets which will require amortization over periods less that 12.5 years. As a result, the Company does not believe that any allocation of purchase price to other assets should be expected to result in an amortization period less than 12.5 years. VII Cable has estimated, that for every $100 million allocated to property and equipment or to other assets including identifiable intangibles, and assuming an average life of
         12.5 years, depreciation and amortization would increase by $5.5 million per year over such 12.5 year period.

(6) Reflects the estimated aggregate par value of the VII Cable Exchangeable Preferred Stock.

(7)      Represents the elimination of VII Cable's historical equity.

(8) Represents amortization of VII Cable's allocated excess purchase price, based upon a weighted average life of 40 years for franchise costs.


                                                                     (continued)

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements



(9) Represents assumed additional interest expense (after taking into consideration interest expense reflected in the historical VII Cable operations) incurred by the Company on the borrowings of the Loan Proceeds. Solely for the purposes of this presentation, the Company has assumed an interest rate of 7.41% and 7.78% for the three months ended March 31, 1996 and for the year ended December 31, 1995, respectively, based upon historical interest rates adjusted for anticipated terms of the Loan Facility.

(10) Reflects an assumed 5.0% cumulative annual dividend on the $626 million of VII Cable Exchangeable Preferred Stock included in minority share of losses of consolidated subsidiaries.

(11) Reflects the estimated income tax effect of the pro forma adjustments. The effective income tax rate on a pro forma basis is adversely affected by the amortization of excess acquisition costs, which are assumed not to be deductible for tax purposes.